UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2008 Executive Annual Bonuses

On September 10, 2007, the Compensation Committee ("Committee") of the Board of Directors of Cyberonics, Inc. (the "Company") approved the terms pursuant to which it will consider the award of annual bonuses to members of the Company’s executive management, including the named executive officers, at the end of fiscal 2008. All bonuses will be paid, if at all, from a bonus pool consisting of the sum of the target bonus amounts for all members of executive management, subject to the achievement of certain business and individual performance objectives, as explained below. Pursuant to the terms of their employment agreements, copies of which are on file with the Securities and Exchange Commission, the target bonus amount for each Company vice president is 50% of the vice president’s annual base salary, and the target bonus amount for the Company’s Chief Executive Officer ("CEO") is 75% of his annual base salary. The bonus pool will be funded or not according to the Company’s achievement of a revenue plan (25%) and an operating income plan (25%) excluding non-cash and certain special charges and according to each executive’s achievement of certain individual performance objectives (50%). Thus, for example, if the Company achieves 100% of the revenue plan, then 25% of the target amount of each executive’s annual bonus will be added to the bonus pool. The extent of funding pursuant to the achievement of the revenue plan and operating income plan is scaled relative to the extent of achievement of the plans, subject to the discretion of the Committee, as follows:

% Plan Achievement . . . % Target Amount Funded
. . . . . . .<90% . . . . . . . . . . . . . . . . . . . . 0%
. . . . . . . .90% . . . . . . . . . . . . . . . . . . . .50%
. . . . . . . .95% . . . . . . . . . . . . . . . . . . . .75%
. . . . . . .100% . . . . . . . . . . . . . . . . . . . 100%
. . . . . . .105% . . . . . . . . . . . . . . . . . . . 110%
. . . . . . .110% . . . . . . . . . . . . . . . . . . . 120%
. . . . . . .115% . . . . . . . . . . . . . . . . . . . 130%
. . . . . . .120% . . . . . . . . . . . . . . . . . . . 140%
. . . . . .≥125% . . . . . . . . . . . . . . . . . . . 150%

The bonus actually awarded to an individual executive may range from 0% to 200% of the executive’s target bonus amount, as determined by the Committee, depending on the executive’s accomplishment of personal objectives and contribution to the organization throughout the fiscal year. The sum of all bonuses awarded to executives may be less than, but cannot exceed, the total amount of the bonus pool. The Committee will review with the Chief Executive Officer on a quarterly basis the progress of each executive toward accomplishment of the executive’s personal objectives, and the Chief Executive Officer will recommend to the Committee at the end of the fiscal year the amount of the annual bonus, if any, for each executive. The Committee retains full discretion to modify the plan and determine bonus pool funding and award of executive bonuses as it deems appropriate.

Performance-Based Restricted Stock Awards

On September 10, 2007, the Committee also approved the following grants of restricted stock:

> A grant of 125,000 shares of restricted stock to Daniel J. Moore, the Company’s President and Chief Executive Officer, pursuant to the terms of his Employment Agreement dated April 26, 2007 (a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 1, 2007), such shares to be subject to forfeiture unless, within the five-year period commencing on the date of the grant, the following conditions (the "Forfeiture Conditions") are met:

>> As to twenty-five percent (25%) of the shares, the following two conditions are met: (i) the Company’s cumulative net income in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and before extraordinary items ("Net Income") for four consecutive fiscal quarters exceeds a specified target amount, and (ii) the Company’s Net Income for the fourth of such four consecutive fiscal quarters exceeds a specified target amount;

>> As to twenty-five percent (25%) of such shares, the sum of four consecutive fiscal quarters of the Company’s net sales exceeds the sum of the previous four consecutive fiscal quarters of net sales, commencing after fiscal 2007, by a specified target percentage;

>> As to twenty-five percent (25%) of such shares, for a fiscal year after fiscal 2008, the following three conditions are met: (i) the Company’s net sales amount grows by not less than a specified target percentage over the net sales amount for the prior fiscal year, (ii) the Company’s earnings per share amount on a fully diluted basis, in accordance with GAAP and before extraordinary items ("Earnings Per Share"), grows by not less than a specified target percentage, which must be higher on a percentage basis than the Company’s net sales amount growth for the same period, over the Earnings Per Share for the prior fiscal year, and (iii) the sum of the percentages for net sales amount growth and Earnings Per Share growth is equal to or greater than a specified target percentage; provided that, for the prior fiscal year against which performance of conditions (i), (ii), and (iii) is measured, the Company reports Earnings Per Share in excess of a specified target amount; and

>> As to twenty-five percent (25%) of such shares, the 65-day moving average of the closing price of the Company’s common stock, as adjusted for any splits and as reported by NASDAQ or another exchange acceptable to the Compensation Committee, exceeds a specified target price.

> A grant of 30,000 shares of restricted stock to Gregory H. Browne, the Company’s Vice President, Finance and Chief Financial Officer, pursuant to the terms of his Employment Agreement dated July 9, 2007 (a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 13, 2007), such shares to be subject to forfeiture unless, within the five-year period commencing on the date of the grant, the Forfeiture Conditions are met.

The exact amount of the specified targets for determination of the executive bonuses and the Forfeiture Conditions are considered confidential, the disclosure of which would cause competitive harm to the Company. The Committee believes that the target level of performance for the objectives should not be easily achievable, and would not necessarily be achieved all of the time; however, the Committee believes that the target levels must be reasonable so as to motivate the officers receiving the grants and further the objectives of the Company. The Committee determined what the expected level of performance would be for each of these objectives. This expected level of performance was one guideline used to determine the targets in the executive bonus pool and the Forfeiture Conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

September 13, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary